Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” and
“Financial Statements” in the Proxy Statement/Prospectus and “Information Incorporated
by Reference” in the Statement of Additional Information and to the incorporation by reference in the Statement of Additional Information of our report dated December 17,
2010, with respect to the financial statements and financial highlights of the SmallCap
Blend Fund, SmallCap Growth Fund and SmallCap Value Fund of the Principal Funds,
Inc. in this Registration Statement under the Securities Act of 1933 (Form N-14), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
November 8, 2011